Exhibit 10.30


                               AMENDMENT NO. 17
                        TO MASTER REPURCHASE AGREEMENT

           Amendment No. 17, dated as of August 24, 2004 (this "Amendment"), between CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (the "Buyer") and UNITED FINANCIAL MORTGAGE CORP. (the "Seller").

                                   RECITALS
                                   --------
           The Buyer and the Seller are parties to that certain Master Repurchase Agreement, dated as of August 29, 2001, as amended by Amendment No. 1, dated as of August 28, 2002, Amendment No. 2, dated as of September 3, 2002, Amendment No. 3, dated as of September 26, 2002, Amendment No. 4, dated as of October 1, 2002, Amendment No. 5, dated as of December 2, 2002, Amendment No. 6 dated as of January 30, 2003, Amendment No. 7, dated as of March 15, 2003, Amendment No. 8, dated as of May 30, 2003, Amendment No. 9, dated as of July 16, 2003, Amendment No. 10, dated as of July 23, 2003, Amendment No. 11, dated as of August 27, 2003, Amendment No. 12, dated as of December 16, 2003, Amendment No. 13, dated as of February 2, 2004, Amendment No. 14, dated as of March 31, 2004, Amendment No. 15, dated as of April 22, 2004 and Amendment No. 16, dated as of May 11, 2004 (the "Existing Repurchase Agreement"; as amended by this Amendment, the "Repurchase Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

           The Buyer and the Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

           Accordingly, the Buyer and the Seller hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

           Section 1. Definitions.   Section  2 of  the  Existing  Repurchase
 Agreement is hereby amended by amended by:

          1.1 deleting the definitions of "Adjusted Tangible Net Worth", "Electronic Tracking Agreement", "Market Value", "Maximum Aggregate Purchase Price", "Pricing Rate", "Purchase Price Percentage", "Termination Date" and "Test Period" in their entirety and replacing them with the following language:

           ""Adjusted Tangible Net Worth" means, for any Person, Net Worth of such Person plus 1% of the outstanding servicing portfolio balance of such Person plus Subordinated Debt (provided that Subordinated Debt shall not be taken into account to the extent that it would cause Adjusted Tangible Net Worth to be comprised of greater than 25% Subordinated Debt), minus all intangible assets, including capitalized servicing rights, goodwill, patents, tradenames, trademarks, copyrights, franchises, any organizational expenses, deferred expenses, prepaid expenses, prepaid assets, receivables from shareholders, Affiliates or employees, and any other asset as shown as an intangible asset on the balance sheet of the Seller on a consolidated basis as determined at a particular date in accordance with GAAP."

           ""Electronic Tracking Agreement" means an Electronic Tracking Agreement among Buyer, Seller, MERS and MERSCORP, Inc., to the extent applicable as the same may be amended from time to time."

            ""Market Value" means, with respect to any Purchased Mortgage Loan as of any date of determination, the whole loan servicing retained fair market value of such Purchased Mortgage Loan on such date as determined by Buyer (or an Affiliate thereof) in its sole discretion. Without limiting the generality of the foregoing, Seller acknowledges that the Market Value of a Purchased Mortgage Loan may be reduced to zero by Buyer if:

           (i) a breach of a representation, warranty or covenant made by Seller in this Agreement with respect to such Purchased Mortgage Loan has occurred and is continuing;

           (ii)  such Purchased Mortgage Loan is  more than  (a) twenty  nine
      (29) days past due, other than a Non-Performing Mortgage Loan or (b) one hundred eighty (180) days past due or foreclosed upon or otherwise liquidated for Non-Performing Mortgage Loans;

           (iii) such Purchased Mortgage Loan has been released from the possession of the Custodian under the Custodial Agreement (other than to a Take-out Investor pursuant to a Bailee Letter) for a period in excess of ten (10) calendar days;

           (iv) such Purchased Mortgage Loan has been released from the possession of the Custodian under the Custodial Agreement to a Take-out Investor pursuant to a Bailee Letter for a period in excess of 45 calendar days;

           (v) such Purchased Mortgage Loan has been subject to a Transaction hereunder for a period of greater than (a) 60 days for all Mortgage Loans other than Aged Loans (b) 90 days with respect to each Ninety Day Aged Loan or (c) 180 days with respect to each One Hundred Eighty Day Aged Loan;

           (vi) such Purchased Mortgage Loan is a Repurchased Mortgage Loan which has been subject to a Transaction hereunder for a period of greater than 180 days;

           (vii) such Purchased Mortgage Loan is a Wet-Ink Mortgage Loan for which the Wet-Ink Documents have not been delivered to the Custodian on or prior to the seventh Business Day after the related Purchase Date;

           (viii) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the sum of the Purchase Price of all (A) Non-Performing Mortgage Loans and (B) Repurchased Mortgage Loans that are, in either case, Purchased Mortgage Loans exceeds $2,000,000;

           (ix) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Ninety Day Aged Loans that are Purchased Mortgage Loans exceeds $7.5 million;

           (x) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all One Hundred Eighty Day Aged Loans that are Purchased Mortgage Loans exceeds $1.5 million;

           (xi) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Second Lien Mortgage Loans that are Purchased Mortgage Loans exceeds $15 million;

           (xii) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Alt A Mortgage Loans that are Purchased Mortgage Loans exceeds $40 million;

           (xiii) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Sub-Prime Mortgage Loans that are Purchased Mortgage Loans exceeds $45 million;

           (xiv) during the first five (5) Business Days and the last five (5) Business Days of each calendar month, when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Wet-Ink Mortgage Loans that are Purchased Mortgage Loans exceeds 40% of the Maximum Aggregate Purchase Price;

           (xv) other than during the first five (5) Business Days and the last five (5) Business Days of each calendar month, when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Wet-Ink Mortgage Loans that are Purchased Mortgage Loans exceeds 30% of the Maximum Aggregate Purchase Price; or

           (xvi) such Purchased Mortgage Loan is no longer acceptable for purchase by Buyer (or an Affiliate thereof) under any of the flow purchase or conduit programs for which Seller then has been approved due to a Requirement of Law relating to consumer credit laws or otherwise."

           ""Maximum Aggregate Purchase Price" means ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000). "

           ""Pricing Rate" means LIBOR plus:

           (a) 1.00% with respect to Transactions the subject of which are Conforming Mortgage Loans (other than Wet-Ink Mortgage Loans, Aged Loans, Second Lien Mortgage Loans, Non-Performing Mortgage Loans or Repurchased Mortgage Loans);

           (b) 1.00% with respect to Transactions the subject of which are Jumbo Mortgage Loans (other than Wet-Ink Mortgage Loans, Aged Loans, Second Lien Mortgage Loans, Non-Performing Mortgage Loans or Repurchased Mortgage Loans);

           (c) 1.375% with respect to Transactions the subject of which are Alt A Mortgage Loans (other than Wet-Ink Mortgage Loans, Aged Loans, Second Lien Mortgage Loans, Non-Performing Mortgage Loans or Repurchased Mortgage Loans);

           (d) 1.50% with respect to Transactions the subject of which are Sub-Prime Mortgage Loans (other than Wet-Ink Mortgage Loans, Aged Loans, Second Lien Mortgage Loans, Non-Performing Mortgage Loans or Repurchased Mortgage Loans);

           (e) 1.50% with respect to Transactions the subject of which are Wet-Ink Mortgage Loans;

           (f) 1.50% with respect to Transactions the subject of which are Second Lien Mortgage Loans (other than One Hundred Eighty Day Aged Loans, Non-Performing Mortgage Loans or Repurchased Mortgage Loans);

           (g) 1.75% with respect to Transactions the subject of which are Ninety Day Aged Loans (other than Non-Performing Mortgage Loans or Repurchased Mortgage Loans);

           (h) 1.75% with respect to Transactions the subject of which are Non-Performing Mortgage Loans (other than Repurchased Mortgage Loans);

           (i) 1.75% with respect to Transactions the subject of which are One Hundred Eighty Day Aged Loans (other than Repurchased Mortgage Loans); or

           (j) 3.00% with respect to Transactions the subject of which are Repurchased Mortgage Loans.

           The Pricing Rate shall change in accordance with LIBOR, as provided in Section 5(a); provided, that in the event the daily average aggregate Purchase Price of all Purchased Mortgage Loans subject to Transactions hereunder exceeds the Pricing Rate Reduction Threshold in a calendar month, the Pricing Rate for all Transactions that exceed the Pricing Rate Reduction Threshold shall be reduced by 0.125% for such calendar month, which reduction shall be applied to the weighted average Pricing Rate and shall be reflected in the Price Differential due on the next succeeding Price Differential Payment Date; and provided further that, in the event that the Seller shall sell to Buyer or an Affiliate of Buyer pursuant to one of its flow purchase or conduit programs (but not including this Repurchase Agreement) Mortgage Loans in an aggregate principal balance of at least 30% of Seller's eligible production volume in any calendar quarter, the Pricing Rate shall be further reduced for such calendar quarter by 0.10% per annum multiplied by the average aggregate outstanding Purchase Price of all Purchased Mortgage Loans subject to Transactions for the quarter divided by twelve and multiplied by three, which reduction shall be applied to the weighted average Pricing Rate and shall be reflected in the Price Differential due on the next succeeding Price Differential Payment Date."

           ""Purchase Price Percentage" means, with respect to each Mortgage Loan, the following percentage, as applicable:

           (a) 75% with respect to Transactions the subject of which are Repurchased Mortgage Loans;

           (b) 95% with respect to Purchased Mortgage Loans that are Non-Performing Mortgage Loans (other than Repurchased Mortgage Loans);

           (c) 95% with respect to Purchased Mortgage Loans that are One Hundred Eighty Day Aged Loans (other than Repurchased Mortgage Loans);

           (d) 97% with respect to Purchased Mortgage Loans that are Second Lien Mortgage Loans (other than Non-Performing Mortgage Loans, One Hundred Eighty Day Aged Loans or Repurchased Mortgage Loans);

           (e) 98% with respect to Purchased Mortgage Loans that are Sub-Prime Mortgage Loans (other than Repurchased Mortgage Loans, One Hundred Eighty Day Aged Loans or Non-Performing Mortgage Loans);

           (f) 98% with respect to Purchased Mortgage Loans that are Alt A Mortgage Loans (other than Non-Performing Mortgage Loans, One Hundred Eighty Day Aged Loans or Repurchased Mortgage Loans);

           (g) 98% with respect to Purchased Mortgage Loans that are Jumbo Mortgage Loans (other than Non-Performing Mortgage Loans, One Hundred Eighty Day Aged Loans or Repurchased Mortgage Loans); or

           (h) 98% with respect to Transactions the subject of which are first lien Conforming Mortgage Loans (other than Non-Performing Mortgage Loans, One Hundred Eighty Day Aged Loans or Repurchased Mortgage Loans)."

           ""Termination Date" means the earlier of (a) August 25, 2005,  and
 (b) the date of the occurrence of an Event of Default."

           ""Test Period" means any fiscal quarter of the Seller."

          1.2 adding the following definitions in their proper alphabetical order:

           ""Buydown Account" means a buydown account, established by the Buyer and subject to the sole dominion and control of the Buyer with no right of withdrawal by the Seller."

           ""Buydown Amount" has the meaning provided in Section 5(c) hereof."

           ""Minimum Buydown Amount" means, as of any date of determination, the difference of (a)the outstanding principal balance of the Purchased Mortgage Loans and (b) the then outstanding Purchase Price of the Purchased Mortgage Loans."

           Section 2. Price Differential and Buydown. Section 5 of the Existing Repurchase Agreement is hereby amended by adding the following Subsection c. to the end thereof:

           "c. Seller may remit to the Buydown Account funds in $500,000 increments up to the outstanding Purchase Price, to be held as unsegregated cash margin and collateral for all Obligations under the Repurchase Agreement (such amount, to the extent not applied to Obligations under the Repurchase Agreement, the "Buydown Amount"). The Buydown Amount shall be used by Buyer in order to calculate the Price Differential, which will accrue on the Purchase Price then outstanding minus the Buydown Amount, applied to Transactions involving Conforming Mortgage Loans, Jumbo Mortgage Loans, Alt-A Mortgage Loans, Sub-Prime Mortgage Loans and Second Lien Mortgage Loans. Subject to the other provisions of this Section 5(c), the Seller shall be entitled to request a drawdown of the Buydown Amount or remit additional funds to be added to the Buydown Account in increments of $500,000 no more than one time per week. The Seller shall at all times maintain an amount equal to or greater than the Minimum Buydown Amount in the Buydown Account. In the event that funds in the Buydown Account are less than the Minimum Buydown Amount, Seller shall remit funds to the account within one Business Day such that the funds in the Buydown Account are greater or equal to the Minimum Buydown Amount. The Seller shall be charged an administrative fee for administering the Buydown Amount equal to 0.50% per annum of the average Buydown Amount on deposit with Buyer, to be charged on a monthly basis and to be remitted by the Seller with the Price Differential then due on the related Price Differential Payment Date; provided, however, that such administrative fee shall be waived for any month in which Seller's average daily Purchase Price for such month exceeds 50% of the Maximum Aggregate Purchase Price. Without limiting the generality of the foregoing, in the event that a Margin Call or other Default exists, the Buyer shall be entitled to use any or all of the Buydown Amount to cure such circumstance or otherwise exercise remedies available to the Buyer without prior notice to, or consent from, the Seller. As long as the Minimum Buydown Amount is maintained then, notwithstanding the definition of "Purchase Price", the Buyer shall remit purchase proceeds equal to the outstanding principal balance of the Purchased Mortgage Loans subject to a Transaction and, for the purposes of this Section (other than the definition of Buydown Amount) the Purchase Price shall be considered the amount of proceeds remitted to the Seller by the Buyer as contemplated hereby."

           Section 3. Covenants.   Section  14  of  the  Existing  Repurchase
 Agreement is hereby amended by deleting Subsection a. thereof in its entirety and replacing it with the following language:

           "a.  Adjusted  Tangible  Net  Worth.  Seller  shall  maintain   an
 Adjusted Tangible Net Worth of a least $18 million."

           Section 4. Reports.     Section  17  of  the  Existing  Repurchase
 Agreement is hereby amended by adding the after Subsection a.(10)(h) thereto the following language as Subsection a.(10)(i):

           "(i) any material change in the Indebtedness of the Seller, including, without limitation, any default, renewal, non-renewal, termination, increase in available amount or decrease in available amount related thereto;"

           Section 5.    Notices  and  Other  Communications.   The  Existing
 Repurchase Agreement is hereby amended by deleting Section 20 in its entirety and replacing it with the following language:

           "Any and all notices (with the exception of Transaction Requests or Purchase Confirmations, which shall be delivered via facsimile only), statements, demands or other communications hereunder may be given by a party to the other by mail, facsimile, messenger or otherwise to the address specified below, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.

           If to Seller:

                United Financial Mortgage Corp.
                815 Commerce Drive, Suite 100
                Oak Brook, IL  60523
                Attention:  Steve Khoshabe
                Phone Number: 630.571.7222 ext. 122


           with a copy to:

                Michael Kraft, Attorney at Law
                815 Commerce Drive, Suite 100
                Oak Brook, IL  60523


           If to Buyer:

           For Transaction Requests and Purchase Confirmations:
           ---------------------------------------------------

                Credit Suisse First Boston Mortgage Capital LLC
                302 Carnegie Center, 2nd Floor
                Princeton, NJ  08540
                Attention:     Tim Callahan
                Phone Number:  609-627-5053
                Fax Number:    609-627-5080

           For all other Notices:
           ---------------------

                Credit Suisse First Boston Mortgage Capital LLC
                302 Carnegie Center, 2nd Floor
                Princeton, NJ  08540
                Attention:     Gary Timmerman
                Phone Number:  609-627-5026
                Fax Number:    609-627-5080

           with a copy to:

                Credit Suisse First Boston Mortgage Capital LLC
                Eleven Madison Avenue
                New York, NY 10010
                Attention: Legal Department"

           Section 6. Confidentiality. Section 32 of the Existing Repurchase Agreement is hereby amended by replacing the phrase "federal tax treatment" with "federal, state and local tax treatment" throughout that section.

           Section 7. Acknowledgement of Anti-Predatory Lending Policies. The Existing Repurchase Agreement is hereby amended by adding after Section 35 the following Section 36:

           "36.  Acknowledgement Of Anti-Predatory Lending Policies

           Buyer has in place internal policies and procedures that expressly prohibit its purchase of any High Cost Mortgage Loan."

           Section 8. Representations and Warranties with Respect to the Purchased Mortgage Loans. Schedule 1 of the Existing Repurchase Agreement is hereby amended by deleting sub-clause (ee) in its entirety and replacing it with the following language:

           "(ee) Servicemembers Civil Relief Act. The Mortgagor has not notified Seller, and Seller has no knowledge, of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act of 2003."

           Section 9. Exhibits. The Existing Repurchase Agreement is hereby amended by deleting Exhibit D thereto in its entirety and replacing it with Exhibit A attached hereto.

           Section 10.  Conditions  Precedent.   This  Amendment shall become
 effective on August 24, 2004 (the "Amendment Effective Date"), subject to the satisfaction of the following conditions precedent:

          10.1  Delivered Documents.   On  the Amendment Effective Date,  the
 Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

           (a) this Amendment, executed and delivered by a duly authorized officer of the Buyer and Seller;

           (b) such other documents as the Buyer or counsel to the Buyer may reasonably request.

         10.2 Payment of Attorneys' Fees. On the Amendment Effective Date, the Seller shall have paid attorneys' fees to Buyer or its counsel either by payment or by authorized debit in connection with this Amendment in an amount equal to $2,500.

           Section 11. Representations and Warranties. The Seller hereby represents and warrants to the Buyer that they are in compliance with all the terms and provisions set forth in the Repurchase Agreement on their part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirm and reaffirm the representations and warranties contained in Section 13 of the Repurchase Agreement.

           Section 12. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

           Section 13. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

           Section 14. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

                           [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.


           Buyer:                CREDIT SUISSE FIRST BOSTON
                                 MORTGAGE CAPITAL LLC,
                                 as Buyer

                                 By: /s/ Bruce S. Kaiserman
                                     ------------------------------
                                 Name:  Bruce S. Kaiserman
                                 Title: Vice President


           Seller:               UNITED FINANCIAL MORTGAGE CORP.,
                                 as Seller

                                 By: /s/ Steve Y. Khoshabe
                                     ------------------------------
                                 Name:   Steve Y. Khoshabe
                                 Title:  President/CEO

                            Exhibit A to Amendment No. 17


                                                                    EXHIBIT D

                       OFFICER'S COMPLIANCE CERTIFICATE
                       --------------------------------

           I, ___________________, do hereby certify that I am duly elected, qualified and authorized officer of United Financial Mortgage Corp. ("Seller"). This Certificate is delivered to you in connection with Section 17b(2) of the Master Repurchase Agreement dated as of August 29, 2001, between Seller and Credit Suisse First Boston Mortgage Capital LLC, as amended (the "Agreement"). I hereby certify that, as of the date of the financial statements attached hereto and as of the date hereof, Seller is and has been in compliance with all the terms of the Agreement and, without limiting the generality of the foregoing, I certify that:

           (a) Adjusted Tangible Net Worth. Seller has maintained an Adjusted Tangible Net Worth of at least $18 million. A detailed summary of the calculation of the Seller's actual Adjusted Tangible Net Worth is provided in Schedule 1 hereto.

           (b) Indebtedness to Adjusted Tangible Net Worth Ratio. Seller's ratio of Indebtedness to Adjusted Tangible Net Worth has not exceeded 15:1.

           (c) Maintenance of Profitability. Seller has not permitted, for any Test Period, Net Income for such Test Period determined on a monthly basis, before income taxes for such Test Period and distributions made during such Test Period, to be less than $1.00.

           (d) Insurance. Seller or its Affiliates have maintained, for Seller and its subsidiaries and [Name], insurance coverage with respect to employee dishonesty, forgery or alteration, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud or an aggregate amount of at least $_____________. The actual amount of such coverage is $_____________.

           (e) Financial Statements. The financial statements attached hereto are accurate and complete, accurately reflect the financial condition of the Seller, and do not omit any material fact as of the date(s) thereof.

           (f) Documentation. Seller has performed the documentation procedures required by its operational guidelines with respect to endorsements and assignments, including the recordation of assignments, or has verified that such documentation procedures have been performed by a prior holder of such Mortgage Loan.

           (g) Compliance. Seller has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition, contained in the Agreement and the other Program Agreements to be observed, performed and satisfied by it. [If a covenant or other agreement or condition has not been complied with by Seller, Seller shall describe such lack of compliance and provide the date of any related waiver thereof.]

           (h) Regulatory Action. Seller is not currently under investigation or, to best of the related Seller's knowledge, no investigation by  any  federal, state  or  local government  agency  is threatened. Seller has not been the subject of any government investigation which has resulted in the voluntary or involuntary suspension of a license, a cease and desist order, or such other action as could adversely impact the Seller's business. [If so, Seller shall describe the situation in reasonable detail and describe the action that Seller has taken or proposes to take in connection therewith.]

           (i) No Default. No Default or Event of Default has occurred or is continuing. [If any Default or Event of Default has occurred and is continuing, Seller shall describe the same in reasonable detail and describe the action Seller has taken or proposes to take with respect thereto, and if such Default or Event of Default has been expressly waived by Buyer in writing, Seller shall describe the Default or Event of Default and provide the date of the related waiver.]

           (j) Indebtedness.    All  Indebtedness  (other  than  Indebtedness
      evidenced by the Repurchase Agreement) of Seller existing on the date hereof is listed on Schedule 2 hereto.

           (k) Purchased Mortgage Loans. Attached hereto as Schedule 3 is a true and correct list of all Mortgage Loans purchased by Buyer and held by Custodian pending repurchase.

           (l) Originations.   Attached  hereto as Schedule  4 is  a true and
      correct summary of all Mortgage Loans originated by Buyer during the calendar quarter ending on [DATE].



 IN WITNESS WHEREOF, I have set my hand this _____ day of ________, ________.


                                       By:_____________________________
                                       Name:___________________________
                                       Title:__________________________


 Acknowledged and Agreed,

 UNITED FINANCIAL MORTGAGE CORP.
 By:_______________________________________
 Name: _______________________________________
 Title: _______________________________________

                SCHEDULE 1 TO OFFICER'S COMPLIANCE CERTIFICATE
                ----------------------------------------------

                     CALCULATIONS OF FINANCIAL COVENANTS
                        As of the quarter ended [Date]


 I.     Adjusted Tangible Net Worth
        ---------------------------

 1.     Net Worth (book)                                            $

        Plus:

 2.     Subordinated Debt (maturity > CSFB line maturity)           $

 3.     1% of outstanding servicing portfolio balance               $


 I.(a)  Total of items 1-3                                          $


        Less:

 4.     Capitalized servicing balance                               $

 5.     Goodwill                                                    $

 6.     Receivables or advances due from                            $
        shareholders, affiliates, employees or
        related parties

 7.     Trademarks                                                  $

 8.     Patents                                                     $

 9.     Capitalized organizational expenses                         $

 10.    Copyrights                                                  $

 11.    Tradenames                                                  $

 12.    Franchises                                                  $

 13.    Deferred Charges                                            $

 14.    Prepaid assets                                              $

 15.    Any other intangible assets                                 $

                                                                    $
 I.(b)  Total of items 4-15


 I.(c)  Actual Adjusted Tangible Net Worth (a minus b)              $

        Adjusted Tangible Net Worth Covenant                        $

        Compliance?                                                 Yes / No


 II.    Leverage Ratio

        Total Debt divided by Adjusted Tangible Net Worth - Actual  xx.x

        Leverage Covenant                                           xx.x

        Compliance?                                                 Yes / No

                SCHEDULE 2 TO OFFICER'S COMPLIANCE CERTIFICATE
                ----------------------------------------------

                 INDEBTEDNESS as of _________________________


                                                  OUTSTANDING
        LENDER           TOTAL COMMITMENT        INDEBTEDNESS
        ------           ----------------        ------------

        ------           ----------------        ------------
        ------           ----------------        ------------
        ------           ----------------        ------------
        ------           ----------------        ------------
        ------           ----------------        ------------

                SCHEDULE 3 TO OFFICER'S COMPLIANCE CERTIFICATE
                ----------------------------------------------

                           PURCHASED MORTGAGE LOANS

                SCHEDULE 4 TO OFFICER'S COMPLIANCE CERTIFICATE
                ----------------------------------------------

                      OVERALL MORTGAGE LOAN ORIGINATIONS


                          TOTAL NUMBER OF     AGGREGATE PRINCIPAL
                          MORTGAGE LOANS      BALANCE OF MORTGAGE
  MORTGAGE LOAN TYPE        ORIGINATED         LOANS ORIGINATED
  ------------------        ----------         ----------------

 Alt-A Mortgage Loans

 Conforming Mortgage Loans

 Jumbo Mortgage Loans

 Second Lien Mortgage Loans

 Sub-Prime Mortgage Loans

 Non-Performing Mortgage
          Loans

 Repurchased Mortgage Loans